UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Akmerkez B Blok Kat 5-6 Nisbetiye Caddesi 34330 Etiler, Istanbul, Turkey		None
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +90 212 317 25 00

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 10, 2011, TransAtlantic Petroleum Ltd. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report that TransAtlantic Worldwide, Ltd. (“TransAtlantic Worldwide”), a wholly owned subsidiary of the Company, acquired all of the shares of Thrace Basin Natural Gas Turkiye Corporation (“TBNG”). This Amendment No. 1 to the Current Report on Form 8-K/A (the “Amendment No. 1”), is being filed to: (i) remove the reference to required financial statements under Item 2.01 of the Original Form 8-K, (ii) report the information previously set forth in Item 2.01 of the Original Form 8-K under Item 8.01 of Amendment No. 1, (iii) remove the information set forth under Item 9.01 of the Original Form 8-K and (iii) report that no financial statements are required to be filed under Item 9.01 for the acquisition of TBNG. This Amendment No. 1 reports events as of the filing date of the Original Form 8-K and does not reflect events that may have occurred subsequent to the original filing date, and except as described above, no other changes have been made to the Original Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

TBNG Purchase Agreement Amendment. On June 7, 2011, TransAtlantic Worldwide, the Company, and Mustafa Mehmet Corporation (“MMC”) entered into a first amendment (the “Amendment”), effective as of June 6, 2011, to that certain share purchase agreement, as amended (the “Purchase Agreement”), effective as of April 23, 2011.

Prior to the Amendment, Section 1.47 of the Purchase Agreement provided for the Company to issue 18.5 million of its common shares, par value $0.01 per share and for TransAtlantic Worldwide to transfer certain overriding royalty interests (ranging from 1.0% to 2.5% of the working interests owned by TBNG on specified exploration licenses) at closing for the purchase of all of the shares of TBNG. The Amendment modified the purchase price to require TransAtlantic Worldwide to also pay $10.0 million in cash at closing in exchange for receiving an additional 6.5% of the total production and acreage of TBNG and Pinnacle Turkey, Inc. (“Pinnacle”).

Prior to the Amendment, TransAtlantic Worldwide paid a $10.0 million option fee to MMC in November 2010 under the option agreement by and between TransAtlantic Worldwide and MMC that was entered into on November 8, 2010 (the “Option Agreement”). The Amendment and the Multi-Party Agreement (as defined below) modified the Option Agreement to provide that the option fee would be applied towards the purchase price of TBNG in accordance with the closing cash flow statement at closing.

On June 7, 2011, TransAtlantic Worldwide and MMC closed the transactions contemplated by the Purchase Agreement. Under the Purchase Agreement, MMC transferred, and TransAtlantic Worldwide purchased, all of the shares of TBNG.

In March 2010, TransAtlantic Exploration Mediterranean International Pty Ltd (“TEMI”), a wholly owned subsidiary of the Company, entered into a farm-in agreement with TBNG to acquire a 50% interest in five Gaziantep licenses in south-central Turkey. To earn the interest under the farm-in agreement, TEMI would have paid 62.5% of total drilling and seismic costs until 12.5% of total drilling and seismic costs paid equaled $750,000. Thereafter, TEMI would have paid 50% of drilling and seismic costs incurred. The Company terminated this farm-in agreement upon closing of the transactions contemplated by the Purchase Agreement, and the terms of the farm-in agreement were incorporated into a joint operating agreement among TBNG, TEMI, Pinnacle and Corporate Resources B.V. (“CRBV”). Other than the farm-in agreement, the Amendment, the Purchase Agreement, the Multi-Party Agreement (as defined below), the Escrow Agreement (as defined below), the Option Agreement and any other agreements or transactions contemplated thereby, there are no material relationships between the Company and its affiliates and MMC and its affiliates.

Multi-Party Agreement. On June 7, 2011, MMC, the Company, TransAtlantic Worldwide, Valeura Energy, Inc. (“Valeura”), Valeura Energy (Netherlands) Coöperatief UA (“Valeura Energy”), Pinnacle Turkey Holding Company, LLC (“PTHC”), TBNG, Pinnacle and CRBV entered into a multi-party agreement (the “Multi-Party Agreement”), effective as of June 6, 2011, governing the sale and transfer of all of the shares of TBNG, Pinnacle and CRBV to TransAtlantic Worldwide, PTHC and Valeura Energy, respectively, and the transactions contemplated thereby.

The Multi-Party Agreement modifies the Option Agreement, pursuant to which MMC granted TransAtlantic Worldwide an option to purchase all of the shares of TBNG and Pinnacle and the letter agreement by and between TransAtlantic Worldwide, the Company and Valeura that was entered into on February 9, 2011, as amended (the “Letter Agreement”), pursuant to which TransAtlantic Worldwide assigned Valeura its right to acquire 61.54% of the shares of Pinnacle.

The Multi-Party Agreement governed the closing of the transactions contemplated by the Purchase Agreement, the share purchase agreement for all of the outstanding shares of Pinnacle (the “Pinnacle Purchase Agreement”) by and between MMC and PTHC and the share purchase agreement for all of the outstanding shares of CRBV (the “CRBV Purchase Agreement”) by and between MMC and Valeura Energy. The Multi-Party Agreement also provided for (i) the transfer of certain exploration licenses, production leases and other assets from Pinnacle to CRBV and TBNG, and from TBNG to Pinnacle and CRBV, prior to closing and (ii) the transfer of certain overriding royalty interests (ranging from 0.1850% to 0.4150% on a certain exploration license owned by an affiliate of MMC) to TBNG, Pinnacle and CRBV prior to closing. The Multi-Party Agreement also provided for customary indemnification provisions and purchase price adjustments based on intercompany balances between TBNG, Pinnacle and CRBV and provided for the parties to enter into various other definitive agreements, including among others, joint operating agreements, a gas facilities agreement, a gas marketing agreement and a collection account agreement.

Escrow Agreement. On June 7, 2011, the Company, TransAtlantic Worldwide, PTHC, Valeura Energy, MMC and American Escrow Company, as escrow agent, entered into an escrow agreement (the “Escrow Agreement”), effective as of June 6, 2011. Pursuant to the Escrow Agreement, the Amendment, the Purchase Agreement, the Pinnacle Purchase Agreement and the CRBV Purchase Agreement, MMC deposited into escrow (i) 18.5 million of the Company’s common shares that were issued to MMC pursuant to the Purchase Agreement and (ii) one undated, blank stock power executed by MMC for each certificate representing the Company’s common shares (collectively, the “Escrowed Instruments”). The Escrowed Instruments are being held in escrow as collateral for the indemnification obligations of MMC under the Purchase Agreement, the Pinnacle Purchase Agreement and the CRBV Purchase Agreement until June 6, 2012.

Item 3.02	Unregistered Sales of Equity Securities.

On June 7, 2011, TransAtlantic Worldwide closed the transactions contemplated by the Purchase Agreement and the Company issued 18.5 million of its common shares under the terms and conditions of the Purchase Agreement. The issuance of the Company’s common shares on June 7, 2011 was made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The issuance of the Company’s common shares to MMC was conducted without general solicitation or general advertising, MMC represented that it was an “accredited investor” as defined in Rule 501 of Regulation D and MMC represented that the common shares were acquired for its own account and not with a view to resale or distribution. The common shares issued to MMC also contained appropriate restricted stock legends.

Item 8.01	Other Events.

Closing of TBNG Purchase Agreement. On June 7, 2011, the transfer of the shares of TBNG and the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Pinnacle Purchase Agreement and the CRBV Purchase Agreement took place. Under the terms of the Purchase Agreement, TransAtlantic Worldwide acquired all of the shares of TBNG at Closing in exchange for (i) the Company issuing 18.5 million of its common shares, (ii) the transfer of certain overriding royalty interests (ranging from 1.0% to 2.5% of the working interests owned by TBNG on specified exploration licenses) to MMC or an affiliate, and (iii) the payment of $10.0 million in cash. TransAtlantic Worldwide applied the $10.0 million option fee it paid to MMC in November 2010 towards the purchase price at Closing.

Pursuant to the Purchase Agreement, TransAtlantic Worldwide acquired approximately 41.5% of the total production (approximately 10.0 million cubic feet of natural gas per day, before royalties) and acreage of TBNG and Pinnacle as well as the oilfield service assets of TBNG. The Closing of the Purchase Agreement occurred contemporaneously with the closing of the Pinnacle Purchase Agreement and the CRBV Purchase Agreement. PTHC and Valeura effectively acquired approximately 18.5% and 40.0%, respectively, of the production, acreage and other assets held by TBNG and Pinnacle.

A description of the material terms of the Purchase Agreement can be found in the Company’s Form 8-K filed on April 28, 2011, which description is incorporated herein by reference. The information set forth in Item 1.01 is hereby incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2011

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

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